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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      SMURFIT-STONE CONTAINER CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                                       43-1531401
(State of incorporation)                    (IRS Employer Identification No.)

                           150 North Michigan Avenue
                            Chicago, Illinois 60601
              (Address of principal executive offices) (Zip Code)

If this form relates to the               If this form relates to the
Registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction A.(d),
A.(c), please check the following         please check the following box. [X]
box. [  ]

       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class               Name of each exchange on which
       to be so registered               each class is to be registered
   ---------------------------       --------------------------------------
              None                                     N/A

 Securities Act registration statement file number to which this form relates:

                                   333-43656

       Securities to be registered pursuant to Section 12(g) of the Act:

  7% Series A Cumulative Exchangeable Redeemable Convertible Preferred Stock

                               (Title of Class)

                                  Page 1 of 3
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Item 1. Description of Registrant's Securities to be Registered.

     The description of the 7% Series A Cumulative Exchangeable Redeemable Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of Smurfit-Stone Container Corporation (the "Company") to be registered hereunder is incorporated herein by reference to the description included under the caption "Description of Smurfit-Stone Capital Stock--Series A Preferred Stock" in the Company's Registration Statement on Form S-4 (Registration No.333-43656) (as the same may be amended from time to time, the "Registration Statement").

Item 2. Exhibits.

1. Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement (File No. 333-43656)).

2. Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement (File No. 333-43656)).

3.   Certificate for the Company's Common Stock (incorporated by reference to
     Exhibit 4.1 to the Registration Statement (File No. 333-43656)).

4.   Certificate for the Series A Preferred Stock (incorporated by reference to
     Exhibit 4.4 to the Registration Statement (File No. 333-43656)).

5. Form of Certificate of Designation establishing the terms of the Series A Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registration Statement (File No. 333-43656)).

6. Form of Indenture governing the Company's 7% Convertible Subordinated Exchange Debentures due February 15, 2012 (incorporated by reference to
     Exhibit 4.3 to the Registration Statement (File No. 333-43656)).


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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 20, 2000


                                  SMURFIT-STONE CONTAINER CORPORATION


                                  By: /s/ Patrick J. Moore
                                     ---------------------------
                                     Name: Patrick J. Moore
                                     Title: Vice President and Chief
                                            Financial Officer

                                  Page 3 of 3
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                                 EXHIBIT LIST

No.
---

1. Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement (File No. 333-43656)).

2. Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement (File No. 333-43656)).

3.   Certificate for the Company's Common Stock (incorporated by reference to
     Exhibit 4.1 to the Registration Statement (File No. 333-43656)).

4.   Certificate for the Series A Preferred Stock (incorporated by reference to
     Exhibit 4.4 to the Registration Statement (File No. 333-43656)).

5. Form of Certificate of Designation establishing the terms of the Series A Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registration Statement (File No. 333-43656)).

6. Form of Indenture governing the Company's 7% Convertible Subordinated Exchange Debentures due February 15, 2012 (incorporated by reference to
     Exhibit 4.3 to the Registration Statement (File No. 333-43656)).